Exhibit 10.8

AMENDMENT TO

EMPLOYMENT AGREEMENT

This amendment (this “Amendment”) amends the Employment Agreement (the “Agreement”), dated as of June 25, 2025, between Rallybio Corporation, a Delaware corporation (the “Company”) and Steven Ryder, M.D. (the “Executive”) and is effective as of the execution of that certain Agreement and Plan of Merger, dated as of on or about the date hereof, by and among the Company, Farmington Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and Candid Therapeutics, Inc., a Delaware corporation (the “Merger Agreement”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Agreement.

WHEREAS, the Company and the Executive entered into the Agreement; and

WHEREAS, the Company and the Executive desire to amend certain provisions of the Agreement pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The definition of “Change in Control” in the Agreement is hereby amended to including the following clause at the end of such definition:

“further, provided, however, that the transactions contemplated by that certain Agreement and Plan of Merger, dated as of on or about March 1, 2026, by and among the Company, Farmington Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, and Candid Therapeutics, Inc., a Delaware corporation, shall constitute a ‘Change in Control’”

2. Except as expressly amended hereby, the Agreement shall remain in full force and effect in accordance with its original terms.

3. The Executive acknowledges and agrees that (i) this Amendment may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Amendment may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Amendment is countersigned by the Executive.

[Signature page follows.]

The Company, by its duly authorized officer, and the Executive have executed this Amendment.

RALLYBIO CORPORATION

By:	/s/ Jonathan I. Lieber
Name:	Jonathan I. Lieber
Title:	Chief Financial Officer and Treasurer

Agreed and Accepted:

/s/ Steven Ryder
Steven Ryder